Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Robin N. Lowe
Chief Financial Officer
T: +1-345-815-9919
E: Robin.Lowe@AltisourceAMC.com

Altisource Asset Management Corporation Reports Fourth Quarter and Full Year 2017 Results

CHRISTIANSTED, U.S. Virgin Islands, March 1, 2018 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE MKT: AAMC) today announced financial and operating results for the fourth quarter and full year of 2017.

Fourth Quarter 2017 Highlights and Recent Developments

•	Managed the name change of Altisource Residential Corporation to Front Yard Residential Corporation (“Front Yard”).

•	Negotiated the acquisition of 1,957 homes by Front Yard from Amherst Holdings, LLC, increasing Front Yard's rental portfolio to 11,975 homes, of which 98% were stabilized.

•	Executed Front Yard's sale of 322 mortgage loans, leaving 111 loans with a carrying value of $11.5 million at December 31, 2017 remaining in its portfolio.

•	Managed Front Yard's sale of 325 non-rental REO properties, leaving it with 490 legacy properties under evaluation for rental or sale with a carrying value of $110.1 million at year end 2017.

•
Maintained Front Yard's strong operating metrics: Stabilized Rental Net Operating Income Margin was 64.9%, Stabilized Rental Core Funds from Operations was $0.15 per diluted share and 93% of stabilized rentals were leased at December 31, 2017.

Full Year 2017 Highlights

•	Increased Front Yard's rental portfolio by 3,372 homes, a 39% increase from December 31, 2016.

•	Improved Front Yard's rental revenue by 155% over 2016 to $123.6 million.

•	Executed the disposal of substantially all of Front Yard's mortgage loans, reducing its portfolio by 96% from 3,474 loans at December 31, 2016 to 111 loans.

•	Managed Front Yard's sale of 1,710 legacy REO properties, reducing its portfolio of legacy REO properties by 75% from 1,930 properties at December 31, 2016 to 490 at December 31, 2017.

•	Completed repurchases of $5 million of AAMC stock, bringing total repurchases under the repurchase program to $265.5 million.

•	Continued to extend Front Yard's debt maturities: 77% of debt funding was over 3.9 years at December 31, 2017 compared to 46% at December 31, 2016.

“During 2017, we continued to deliver on Front Yard's strategic objectives,” stated Chief Executive Officer George Ellison. “We completed the sale of most of Front Yard's legacy assets, achieved strong growth in its rental portfolio and significantly improved its operating metrics. We expect our continued execution of Front Yard's strategic objectives will build value for AAMC's stockholders in the long term.”

Fourth Quarter and Full Year 2017 Financial Results

Net loss attributable to stockholders for the fourth quarter of 2017 totaled $1.8 million, or $1.15 per diluted share, compared to a net loss attributable to stockholders of $1.7 million, or $1.09 per diluted share, for the fourth quarter of 2016. Net loss attributable to stockholders for the year ended December 31, 2017 totaled $7.0 million, or $4.57 per diluted share, compared to net loss attributable to stockholders of $4.9 million, or $2.93 per diluted share, for the year ended December 31, 2016.

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: AAMC’s ability to implement its business plan; AAMC's ability to leverage strategic relationships on an efficient and cost-effective basis; AAMC's and Front Yard's ability to compete; Front Yard’s ability to implement its business plan; general economic and market conditions; governmental regulations, taxes and policies; AAMC's ability to generate adequate and timely sources of liquidity and financing for itself or Front Yard; Front Yard’s ability to sell residential mortgage assets on favorable terms or at all; AAMC's ability to identify and acquire assets for Front Yard’s portfolio; Front Yard’s ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; Altisource Portfolio Solutions S.A. and its affiliates’ ability to effectively perform its obligations under various agreements with Front Yard; the failure of Main Street Renewal, LLC to effectively perform under its property management agreement with Front Yard; and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.

Altisource Asset Management Corporation
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(unaudited)	(unaudited)
Revenues:
Management fees from Front Yard	$3,834	$4,496	$16,010	$17,334
Conversion fees from Front Yard	90	445	1,291	1,841
Expense reimbursements from Front Yard	153	263	859	816
Total revenues	4,077	5,204	18,160	19,991
Expenses:
Salaries and employee benefits	4,390	4,315	19,393	17,369
Legal and professional fees	875	670	2,794	2,173
General and administrative	659	1,429	3,320	4,772
Total expenses	5,924	6,414	25,507	24,314
Other income:
Dividend income on Front Yard common stock	244	243	975	1,023
Other income	43	7	111	71
Total other income	287	250	1,086	1,094
Loss before income taxes	(1,560)	(960)	(6,261)	(3,229)
Income tax expense	224	703	708	1,706
Net loss attributable to stockholders	(1,784)	(1,663)	(6,969)	(4,935)
Amortization of preferred stock issuance costs	(51)	(52)	(206)	(207)
Net loss attributable to common stockholders	$(1,835)	$(1,715)	$(7,175)	$(5,142)

Loss per share of common stock – basic:
Loss per basic share	$(1.15)	$(1.09)	$(4.57)	$(2.93)
Weighted average common stock outstanding – basic	1,595,272	1,568,637	1,570,428	1,752,302
Loss per share of common stock – diluted:
Loss per diluted share	$(1.15)	$(1.09)	$(4.57)	$(2.93)
Weighted average common stock outstanding – diluted	1,595,272	1,568,637	1,570,428	1,752,302

Altisource Asset Management Corporation
Consolidated Balance Sheets
(In thousands, except share and per share amounts)

	December 31, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$33,349	$40,584
Short-term investments	625	—
Available-for-sale securities (Front Yard common stock)	19,266	17,934
Receivable from Front Yard	4,151	5,266
Prepaid expenses and other assets	1,022	1,964
Total current assets	58,413	65,748
Other non-current assets	1,974	—
Total assets	$60,387	$65,748

Current liabilities:
Accrued salaries and employee benefits	$5,651	$4,100
Accounts payable and accrued liabilities	2,085	4,587
Total liabilities	7,736	8,687

Commitments and contingencies	—	—

Redeemable preferred stock:
Series A preferred stock, $0.01 par value, 250,000 shares issued and outstanding as of December 31, 2017 and 2016; redemption value $250,000	249,546	249,340

Stockholders' deficit:
Common stock, $.01 par value, 5,000,000 authorized shares; 2,815,122 and 1,599,210 shares issued and outstanding, respectively, as of December 31, 2017 and 2,637,629 and 1,513,912 shares issued and outstanding, respectively, as of December 31, 2016	28	26
Additional paid-in capital	37,765	30,696
Retained earnings	38,970	46,145
Accumulated other comprehensive loss	(1,330)	(2,662)
Treasury stock, at cost, 1,215,912 and 1,123,717 shares as of December 31, 2017 and 2016, respectively	(272,328)	(266,484)
Total stockholders' deficit	(196,895)	(192,279)
Total liabilities and equity	$60,387	$65,748